Exhibit 5.1

[BAKER BOTTS L.L.P. LETTERHEAD]

May 3, 2005

Liberty Global, Inc.
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

     As counsel for Liberty Global, Inc. (the “Company”), we have examined and are familiar with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company as of the date hereof with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), up to 273,465,032 shares (the “Series A Shares”) of the Company’s Series A common stock, par value $.01 per share (the “Series A Common Stock”), and up to 10,331,016 shares (the “Series B Shares” and together with the Series A Shares, the “Shares”) of the Company’s Series B common stock, par value $.01 per share (the “Series B Common Stock” and together with the Series A Common Stock, the “Common Stock”), to be issued by the Company in connection with the mergers (the “Mergers”) of two wholly owned subsidiaries of the Company (the “Merger Subs”) with and into Liberty Media International, Inc. (“LMI”) and UnitedGlobalCom, Inc. (“UGC”), respectively, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2005, among LMI, UGC, the Company and the Merger Subs. In the Mergers, (i) LMI stockholders will receive, for each share of LMI Series A common stock or LMI Series B common stock they own, one share of the corresponding series of Common Stock and (ii) UGC stockholders (other than LMI and its wholly owned subsidiaries) will have the right to elect to receive, for each share of UGC common stock they own, $9.58 in cash (subject to proration) or 0.2155 of a share of Series A Common Stock. The Common Stock is described in the joint proxy statement/prospectus (the “Prospectus”) included in the Registration Statement to which this opinion is an exhibit.

     In connection with the Mergers, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the Merger Agreement; (ii) the form of Restated Certificate of Incorporation and Bylaws of the Company to be in effect contemporaneously with the effective time of the Mergers; (iii) the form of stock certificate representing the Series A Common Stock included as Exhibit 4.1 to the Registration Statement and the form of stock certificate representing Series B Common Stock included as Exhibit 4.2 to the Registration Statement; (iv) records of proceedings of the Company’s Board of Directors and the Board of Directors of LMI, the sole stockholder of the Company at the date of the Registration Statement; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company that are not readily ascertainable. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     On the basis of such examination and review, we advise you that, in our opinion, upon the issuance and delivery of the Shares in accordance with the terms of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is limited to the corporate laws of the state of Delaware, and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Additional Information — Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P. Baker Botts L.L.P.